                                                                  Exhibit 99.(q)

                      DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                             1933 Act      1940 Act
                                                           Reg. Number   Reg. Number
                                                           -----------   -----------
RiverSource Bond Series, Inc.                                  2-72174     811-3178
RiverSource California Tax-Exempt Trust                        33-5103     811-4646
RiverSource Dimensions Series, Inc.                            2-28529     811-1629
RiverSource Diversified Income Series, Inc.                    2-51586     811-2503
RiverSource Equity Series, Inc.                                2-13188      811-772
RiverSource Global Series, Inc.                               33-25824     811-5696
RiverSource Government Income Series, Inc.                     2-96512     811-4260
RiverSource High Yield Income Series, Inc.                     2-86637     811-3848
RiverSource Income Series, Inc.                                2-10700      811-499
RiverSource International Managers Series, Inc.              333-64010    811-10427
RiverSource International Series, Inc.                         2-92309     811-4075
RiverSource Investment Series, Inc.                            2-11328       811-54
RiverSource Large Cap Series, Inc.                             2-38355     811-2111
RiverSource Managers Series, Inc.                            333-57852    811-10321
RiverSource Market Advantage Series, Inc.                     33-30770     811-5897
RiverSource Money Market Series, Inc.                          2-54516     811-2591
RiverSource Sector Series, Inc.                               33-20872     811-5522
RiverSource Selected Series, Inc.                              2-93745     811-4132
RiverSource Series Trust                                    333-131683    811-21852
RiverSource Short Term Investments Series, Inc.                    N/A    811-21914
RiverSource Special Tax-Exempt Series Trust                    33-5102     811-4647
RiverSource Strategic Allocation Series, Inc.                  2-93801     811-4133
RiverSource Strategy Series, Inc.                              2-89288     811-3956
RiverSource Tax-Exempt Series, Inc.                            2-57328     811-2686
RiverSource Tax-Exempt Income Series, Inc.                     2-63552     811-2901
RiverSource Tax-Exempt Money Market Series, Inc.               2-66868     811-3003
RiverSource Variable Portfolio-Income Series, Inc.             2-73113     811-3219
RiverSource Variable Portfolio-Investment Series, Inc.         2-73115     811-3218
RiverSource Variable Portfolio-Managed Series, Inc.            2-96367     811-4252
RiverSource Variable Portfolio-Managers Series, Inc          333-61346    811-10383
RiverSource Variable Portfolio-Money Market Series, Inc.       2-72584     811-3190
RiverSource Variable Portfolio-Select Series, Inc.          333-113780    811-21534
RiverSource Variable Series Trust                                    *            *

*    To be assigned.

hereby constitutes and appoints Steven R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 11th day of September, 2007.


/s/ Kathleen A. Blatz                   /s/ Jeffrey Laikind
-------------------------------------   ----------------------------------------
Kathleen A. Blatz                       Jeffrey Laikind


/s/ Arne H. Carlson                     /s/ Stephen R. Lewis, Jr.
-------------------------------------   ----------------------------------------
Arne H. Carlson                         Stephen R. Lewis, Jr.


/s/ Pamela G. Carlton                   /s/ Catherine James Paglia
-------------------------------------   ----------------------------------------
Pamela G. Carlton                       Catherine James Paglia


/s/ Patricia M. Flynn                   /s/ Alison Taunton-Rigby
-------------------------------------   ----------------------------------------
Patricia M. Flynn                       Alison Taunton-Rigby


/s/ Anne P. Jones                       /s/ William F. (Ted) Truscott
-------------------------------------   ----------------------------------------
Anne P. Jones                           William F. (Ted) Truscott